EARNINGS PRESENTATION SECOND QUARTER 2022 2022

2SECOND QUARTER 2022 EARNINGS PRESENTATION This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, including Apollo Bancshares, Inc. and Drummond Banking Company, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and any variants thereof and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; the adverse impact of COVID-19 (economic and otherwise) on the Company and its customers, counterparties, employees, and third-party service providers, and the adverse impacts to our business, financial position, results of operations and prospects; government or regulatory responses to the COVID-19 pandemic; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in borrower credit risks and payment behaviors including as a result of the financial impact of COVID-19; changes in retail distribution strategies, customer preferences and behavior (including as a result of economic factors); changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the Paycheck Protection Program (“PPP”); Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses. The risks relating to the proposed Apollo Bancshares, Inc. and Drummond Banking Company mergers include, without limitation, failure to obtain the approval of shareholders of Apollo Bancshares, Inc., Apollo Bank and Drummond Banking Company in connection with the mergers; the timing to consummate the proposed mergers; the risk that a condition to the closing of the proposed mergers may not be satisfied; the risk that a regulatory approval that may be required for the proposed mergers is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed mergers; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Apollo Bancshares, Inc. and Drummond Banking Company, including unexpected transaction costs, the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the mergers; the failure to consummate or any delay in consummating the mergers for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; and the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2021 and quarterly report on Form 10-Q for the quarter ended March 31, 2022 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

3SECOND QUARTER 2022 EARNINGS PRESENTATION • $10.8 billion in assets as of June 30, 2022, operating in the nation’s third- most populous state • Strong presence in Florida’s most attractive markets ▪ #1 Florida-based bank in Orlando MSA ▪ #1 market share in Port Saint Lucie MSA ▪ #2 Florida-based bank in West Palm Beach/Fort Lauderdale ▪ #2 Florida-based bank in St. Petersburg • Among the largest publicly traded community banks headquartered in Florida • Market Cap: $2.0 billion as of June 30, 2022 • Highly disciplined credit portfolio • Strong liquidity position • Prudent capital position to support further organic growth and opportunistic acquisitions • Unique customer analytics capabilities drive value creation with new, acquired, and existing customers Jacksonville MSA West Palm Beach Fort Lauderdale Miami MSA Port St. Lucie MSA Orlando MSA Tampa St. Petersburg MSA Naples Fort Myers MSA Valuable Florida Franchise, Well-Positioned for Growth with Strong Capital, Liquidity and Disciplined Credit Culture SEACOAST BANK FOOTPRINT

Florida's Economic Strength is Evident

Attracted by Florida's favorable business climate and lower taxes, individual and business migration to Florida has surged. The significant inflow of wealth is positively impacting the state's fiscal and economic health.

14.6%

Between 2010 and 2020, Florida's population grew at twice the rate of overall U.S. population growth

#1

Florida was the top state for net in-migration for the ***fifth*** consecutive year

Florida Announces Surplus of $21.8 Billion for Fiscal Year 2021-22

For the second consecutive year, Florida's corporate income tax collections exceeded the fiscal budgeted amount. As a result, the Florida Dept of Revenue refunded the excess to corporations in April 2022

Domestic Wealth Migration, 2020

States with the Largest Net Gains/Losses of Adjusted Gross Income from Migration, in Billions



Florida
$23.7 Billion
Florida
Texas
Arizona
North Carolina
South Carolina
New York
California
Illinois
Massachusetts
New Jersey
$(25)B
$(20)B
$(15)B
$(10)B
$(5)B
$0B
$5B
$10B
$15B
$20B
$25B
$30B

Sources: US Census data; The Florida Legislature Office of Economic & Demographic Research, FL Dept of Revenue, Wall Street Journal

SeacoastBank SECOND QUARTER 2022 EARNINGS PRESENTATION 4

5SECOND QUARTER 2022 EARNINGS PRESENTATION • Net interest margin expanded 13 basis points to 3.38%. Excluding the effect of PPP and accretion on acquired loans, net interest margin expanded 19 basis points to 3.24%. • Asset sensitive balance sheet and ample liquidity support the opportunity for continued expansion of NIM in future periods. • On an adjusted basis, pre-tax pre-provision earnings1 increased 11% to $46.4 million. • Excluding the effect of PPP and accretion on acquired loans, loan yields expanded ten basis points to 4.10%. • Yield on securities expanded 30 basis points to 1.98%. • Cost of deposits remained flat at six basis points. • Disciplined organic loan growth of 7% on an annualized basis. • Commercial loan originations increased 139% year-over- year to a record $462 million. • Continued strong asset quality trends, with nonperforming loans declining to 0.40% of total loans. • Building long-term shareholder value through sustained growth in tangible book value per share, ending the period at $16.66. • Increased quarterly dividend from $0.13 to $0.17 given balance sheet strength and continued strong outlook for capital generation. • Established market presence in Naples, Sarasota, and Jacksonville, and announced the upcoming acquisitions of Apollo Bancshares, Inc. and Drummond Banking Company, which brings five locations in Miami-Dade County and expands our presence in the north Florida market. This expansion across some of the best banking markets in the United States will lead to strong franchise value creation in the coming years. Second Quarter 2022 Highlights 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

6SECOND QUARTER 2022 EARNINGS PRESENTATION Net Interest Income and Margin ($ in th ou sa nd s) $65,933 $71,455 $72,412 $76,639 $81,764 3.23% 3.22% 3.16% 3.25% 3.38% 3.03% 2.89% 2.91% 3.05% 3.24% Net Interest Income Net Interest Margin NIM, excluding PPP and accretion on acquired loans 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 • Net interest income1 totaled $81.8 million, an increase of $5.1 million, or 7%, from the prior quarter. • Net interest margin expanded 13 basis points to 3.38% and, excluding the effect of PPP and accretion on acquired loans, net interest margin increased 19 basis points to 3.24%. • Securities yields expanded 30 basis points to 1.98%, reflecting the addition of higher yielding securities during the quarter. • Excluding the effect of PPP and accretion on acquired loans, loan yields expanded ten basis points to 4.10% benefiting from $734.0 million in loan originations during the second quarter of 2022. • Cost of deposits remained flat quarter-over-quarter at six basis points. 1Calculated on a fully taxable equivalent basis using amortized cost.

Continued Strength in Noninterest Income



Noninterest Income ($ in thousands)
Service Charges
Interchange Income
Wealth Management
Mortgage Banking
Other Income[2]
BOLI
$15,322
$872
$2,603
$2,977
$2,387
$4,145
$2,338
$15,373
$1,334
$2,765
$1,686
$2,659
$4,128
$2,801
$16,964
$1,349
$4,246
$932
$2,774
$4,255
$3,408
2Q'21
1Q'22
2Q'22



Adjusted Noninterest Income[1] ($ in thousands)
Service Charges
Interchange Income
Wealth Management
Mortgage Banking
Other Income[3]
BOLI
$15,377
$872
$2,659
$2,977
$2,386
$4,145
$2,338
$15,825
$1,334
$3,217
$1,686
$2,659
$4,128
$2,801
$17,264
$1,349
$4,546
$932
$2,774
$4,255
$3,408
2Q'21
1Q'22
2Q'22

Noninterest income increased $1.6 million from the prior quarter to $17.0 million, and adjusted noninterest income[1] increased $1.4 million to $17.3 million. Changes on an adjusted basis include:

- Service charges on deposits increased $0.6 million to $3.4 million, reflecting growth in commercial deposit relationships and service charge fee increases.
- Despite the impact of broad based declining equity market valuations, the wealth management group continues to win relationships, resulting in $2.8 million in fee income for the quarter, an increase of $0.1 million from the prior quarter.
- Mortgage banking fees were $0.9 million, compared to $1.7 million in the prior quarter, reflecting the continued impact of rising rates and limited housing inventory on saleable loan production.
- Other income increased by $1.3 million in the second quarter of 2022 to $4.5 million, partially driven by an increase in gains on sale of SBA loans, which increased $0.3 million quarter over quarter as a result of higher production. The increase in other income is also a result of higher loan-swap related income during the quarter.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Income includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity as well as securities losses of $55 thousand in 2Q'21, $452 thousand in 1Q'22 and $300 thousand in 2Q'22.
[3]Other Income on an adjusted basis includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity.

SeacoastBank SECOND QUARTER 2022 EARNINGS PRESENTATION 7

Continued Focus on Disciplined Expense Control

Noninterest Expense ($ in thousands)



Other Expense [2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$45,784
$5,481
$2,182
$5,314
$4,676
$1,212
$26,919
$58,917
$6,661
$4,789
$6,145
$6,156
$1,446
$33,720
$56,148
$6,960
$2,946
$6,546
$6,043
$1,446
$32,207
2Q'21
1Q'22
2Q'22

Adjusted Noninterest Expense[1] ($ in thousands)



Other Expense [2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Salaries & Benefits
$43,400
$5,448
$1,677
$5,217
$4,694
$26,364
$50,705
$6,541
$1,899
$6,070
$5,524
$30,671
$51,663
$6,586
$1,565
$6,347
$5,623
$31,542
2Q'21
1Q'22
2Q'22

Noninterest expense decreased $2.8 million, which includes a $3.7 million decrease in merger-related expenses, and adjusted noninterest expense[1] increased $1.0 million sequentially. Changes quarter-over-quarter on an adjusted basis include:

- Salaries and benefits increased $0.9 million reflecting investments in commercial banking talent and production support roles.
- Occupancy and telephone increased by $0.3 million, a reflection of the expanded footprint.
- Other Expense included gains on the sale of other real estate owned that were $0.8 million higher than prior quarter, offset by a $0.6 million increase in marketing expenses driven by campaigns primarily focused on our expansion markets.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Expense includes marketing expenses, provision for credit losses on unfunded commitments, foreclosed property expense and net loss/(gain) on sale, and other expenses associated with ongoing business operations.

SeacoastBank SECOND QUARTER 2022 EARNINGS PRESENTATION 8

9SECOND QUARTER 2022 EARNINGS PRESENTATION Efficiency Ratio Trend - Continued Focus on Disciplined Expense Control Palm Beach Community Bank and North Star Bank Acquisitions Pa lm B ea ch C om m un ity a nd N or th S ta r Ba nk A cq ui si tio n 53% 49% 48% 60% 50% 62% 48% 53% 55% 60% 54% 62% 56% 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 51% 49% 48% 54% 50% 55% 49% 52% 53% 51% 53% 55% 53% 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 GAAP - Efficiency Adjusted - Efficiency1 • The efficiency ratio was 56.2% for the second quarter of 2022 compared to 62.3% in the prior quarter and 54.9% in the second quarter of 2021. Increases in the first quarter of 2022 reflect higher expenses from the acquisitions of BBFC and Sabal Palm. • The adjusted efficiency ratio1 was 53.1% for the second quarter of 2022 compared to 54.9% in the prior quarter and 53.5% in the second quarter of 2021. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. First Bank of the Palm Beaches Freedom Bank Legacy Bank of Florida Sabal Palm Bank and Florida Business Bank

10SECOND QUARTER 2022 EARNINGS PRESENTATION Commercial Real Estate - Owner Occupied $1,254,343 19% Construction and Land Development $350,025 5% Paycheck Protection Program $17,203 <1%Consumer $175,201 3% Commercial & Financial $1,124,771 17% Commercial Real Estate - Non-Owner Occupied $1,972,540 30% Residential Real Estate $1,647,465 25% At June 30, 2022 ($ in thousands) Seacoast's Lending Strategy Produced and Sustains a Diverse Loan Portfolio The Company remains focused and committed to its strict credit underwriting standards. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 27% and 176%, respectively, of total consolidated risk based capital. Seacoast’s average commercial loan size is $558 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposure across industries and collateral types is broadly distributed. 0 173% 163% 162% 151% 20% 19% 19% 22% 261% 261% 263% 258% 253% 59% 59% 58% 57% 56% CRE/Total Capital (SBCF) C&D/Total Capital (SBCF) CRE/Total Capital (Peers) C&D/Total Capital (Peers) 2Q’22 1Q’22 4Q’21 3Q’21 2Q’21 CRE and Construction Loans to Total Capital Construction & Land Development and CRE Loans to Total Risk Based Capital 261% 176% 59% 27% CRE Construction & Land Development Peers SBCF Peer Source: 1Q’22 S&P Capital

11SECOND QUARTER 2022 EARNINGS PRESENTATION $6,542 $5,437 $5,906 $5,925 $6,451 $5,073 $5,715 $5,834 $364 $191 $91 4.33% 4.49% 4.31% 4.30% 4.29% 4.13% 4.03% 3.94% 4.00% 4.10% Yield Excluding PPP and Accretion on Acquired Loans Reported Yield PPP Loans Loans Excluding PPP 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 Total Loans Outstanding ($ in millions) Disciplined Approach to Lending in an Expanding Florida Economy Loans outstanding, excluding PPP, increased $112 million, or 7% annualized. Total loan originations were $734 million, including a record $462 million in commercial originations. Loan yields excluding PPP and accretion on acquired loans expanded to 4.10% from 4.00%. 1Total loans outstanding as of 2Q’22 and 1Q’22 includes $17 million and $39 million in PPP loans, respectively. 11

12SECOND QUARTER 2022 EARNINGS PRESENTATION Investment Securities Performance and Composition Unrealized Loss in Securities as of June 30, 2022 (in thousands) Amortized Cost Fair Value Net Unrealized Loss Δ from 1Q’22 Available for Sale Government backed $ 5,754 $ 5,651 $ (103) $ (144) Agency mortgage backed 1,444,668 1,301,812 (142,856) (52,190) Private label MBS and CMOs 166,176 158,849 (7,327) (4,337) CLO 315,165 304,191 (10,974) (8,930) Municipal 31,441 30,288 (1,153) (868) Total Available for Sale $ 1,963,204 $ 1,800,791 $ (162,413) $ (66,469) Held to Maturity Agency mortgage backed $ 794,785 $ 706,170 $ (88,615) $ (51,103) Total Held to Maturity $ 794,785 $ 706,170 $ (88,615) $ (51,103) Total Securities $ 2,757,990 $ 2,506,961 $ (251,028) $ (117,572) ($ in m ill io ns ) $493 $527 $639 $747 $795 $1,323 $1,546 $1,644 $1,707 $1,801 1.63% 1.59% 1.57% 1.68% 1.98% HTM Securities AFS Securities Yield 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 • Portfolio yield increased 30 basis points to 1.98% from 1.68% in the prior quarter. • AFS securities ended the quarter with a net unrealized loss of $162.4 million compared to a net unrealized loss of $95.9 million at March 31, 2022, largely due to the rise in short and medium term interest rates during the second quarter. • High quality portfolio consisting of 81% agency backed, with the remainder being high quality investment grade bonds. CLO portfolio is 61% AAA and 39% AA. • AFS portfolio duration of 3.25. • Portfolio yield increased 30 basis points to 1.98% from 1.68% in the prior quarter. • AFS securities ended the quarter with a net unrealized loss of $162.4 million compared to an unrealized loss of $9.3 million at December 31, 2021, largely due to the rise in short and medium term interest rates during the first quarter. • High quality portfolio consisting of 82% agency backed, with the remainder being high quality investment grade bonds. CLO portfolio is 61% AAA and 39% AA. • AFS portfolio duration of 3.19.

13SECOND QUARTER 2022 EARNINGS PRESENTATION $ in m ill io ns $1,727 $1,804 $1,987 $2,543 $3,265 $3,300 $3,021 $3,676 $3,497 $1,203 $1,494 $1,583 $1,564 $1,816 $2,073 $2,283 $2,454 $2,596 $524 $310 $404 $979 $1,449 $1,228 $738 $1,223 $901 Securities Cash and cash equivalents 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 Strong Liquidity Position Available to Leverage at Higher Rates

14SECOND QUARTER 2022 EARNINGS PRESENTATION Low Historical Deposit Beta Coupled with Favorable Deposit Composition 0.25% 0.29% 0.50% 0.50% 0.50% 0.55% 1.00% 1.04% 1.25% 1.30% 1.53% 1.80% 2.01% 2.28% 2.50% 2.50% 0.13% 0.12% 0.13% 0.10% 0.15% 0.14% 0.14% 0.17% 0.22% 0.29% 0.33% 0.39% 0.43% 0.54% 0.67% 0.76% Fed Funds Rate Cost of Deposits 3Q’15 4Q’15 1Q’16 2Q’16 3Q’16 4Q’16 1Q’17 2Q’17 3Q’17 4Q’17 1Q’18 2Q’18 3Q’18 4Q’18 1Q’19 2Q’19 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 31.7% 39.1%10.5% 10.3% 11.2% 5.1% 22.5% 24.7% 24.1% 20.8% Noninterest demand Savings Time Deposits Interest-bearing demand Money Market September 30, 2015 June 30, 2022 1Beta is calculated as the change in deposit costs divided by the change in Fed Funds Rate. Total 3Q15 to 2Q19 Deposit Beta1 equal to 28% Favorable deposit composition compared to prior start of rate cycle. Deposit Mix

15SECOND QUARTER 2022 EARNINGS PRESENTATION 64% Deposits Outstanding ($ in millions) $7,836 $8,334 $8,068 $9,244 $9,189 $4,716 $4,932 $4,966 $5,776 $5,862 $2,618 $2,785 $2,547 $2,937 $2,859 $502 $617 $555 $531 $468 0.25% 0.25% 0.25% 0.50% 1.75% 0.08% 0.07% 0.06% 0.06% 0.06% Transaction Accounts Savings & Money Market Time Deposits Fed Funds Cost of Deposits 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 Strong Deposit Franchise Supported by Attractive Markets Continued focus on organic growth and relationship- based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Transaction accounts increased 6% on an annualized basis and represent 64% of overall deposit funding. As of June 30, 2022, deposits per banking center were $158 million, compared to $163 million at June 30, 2021.

16SECOND QUARTER 2022 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 350,025 $ 2,552 0.73% $ 502 0.14 % Owner Occupied Commercial Real Estate 1,254,343 7,376 0.59 4,489 0.36 Commercial Real Estate 1,972,540 46,459 2.36 12,317 0.62 Residential Real Estate 1,647,465 14,821 0.90 347 0.02 Commercial & Financial 1,124,771 17,144 1.52 3,688 0.33 Consumer 175,201 2,417 1.38 62 0.04 Total Excluding PPP $ 6,524,345 $ 90,769 1.39% $ 21,405 0.33 % Paycheck Protection Program $ 17,203 $ — — % $ — — % Total $ 6,541,548 $ 90,769 1.39% $ 21,405 0.33 % The total allowance for credit losses of $90.8 million as of June 30, 2022 represents management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $21.4 million will be earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $2.4 million is reflected within Other Liabilities.

17SECOND QUARTER 2022 EARNINGS PRESENTATION Net Charge-Offs (Recoveries) $655 $1,432 $570 $79 ($124) NCO NCO/Total Loans 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 ($ in thousands) Nonperforming Loans $32,920 $32,612 $30,598 $26,209 $26,442 0.61% 0.55% 0.52% 0.41% 0.40% NPL NPL/Total Loans 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 $81,127 $87,823 $83,315 $89,838 $90,769 1.60% 1.54% 1.43% 1.40% 1.39% 1.49% 1.49% 1.41% 1.39% 1.39% ACL ACL/Total Loans Excluding PPP ACL/Total Loans 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 7% 10% 9% 8% 7% 6% 4% 4% 4% 2% Classified Special Mention 3Q'21 4Q'21 1Q'22 1Q'22 2Q'22 Allowance for Credit Losses Criticized Loans as a % of Risk-Based Capital 0.05% 0.10% 0.04% Continued Strong Asset Quality Trends

18SECOND QUARTER 2022 EARNINGS PRESENTATION $17.08 $17.52 $17.84 $17.12 $16.66 $21.33 $22.12 $22.40 $22.15 $21.65 Tangible Book Value Per Share Book Value Per Share 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 10.4% 10.6% 11.1% 9.9% 9.7% 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 19.2% 18.6% 18.2% 17.7% 17.7%18.3% 17.7% 17.4% 16.8% 16.8% Total Risk Based Capital Tier 1 Ratio 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 13.9% 9.6% 14.3% 8.0% 13.0% 14.3% 11.7% 14.1% 10.0% 14.0% GAAP - ROTCE Adjusted - ROTCE 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Strong Capital Supporting a Fortress Balance Sheet

19SECOND QUARTER 2022 EARNINGS PRESENTATION $10.41 $10.55 $10.95 $11.15 $11.39 $11.67 $12.01 $12.33 $12.98 $13.65 $14.30 $14.76 $14.42 $15.11 $15.57 $16.16 $16.62 $17.08 $17.52 $17.84 $17.12 $16.66 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 • The decline in tangible book value per share during the first half of 2022 was primarily attributed to the decrease in fair value of debt securities driven by the change in the rate environment. Excluding the year to date decrease in fair value of debt securities, tangible book value per share at June 30, 2022, would have been $18.55, or an increase of 9% year- over-year. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. • Increased dividend from $0.13 to $0.17 per share in second quarter of 2022, reflecting success of balanced growth strategy and strong balance sheet. Long Term Growth in Shareholder Value Compounded annual growth rate of 9% in tangible book value per share since the first quarter of 2017. Excluding the 2022 year to date decline in fair value of debt securities driven by the interest rate environment, tangible book value per share has grown at a compound annual growth rate of 11% since the first quarter of 2017.

Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF

21SECOND QUARTER 2022 EARNINGS PRESENTATION Appendix

22SECOND QUARTER 2022 EARNINGS PRESENTATION Interest Rate Sensitivity Change in Interest Rates 1-12 months 13-24 months +2.00% 10.3% 14.6% +1.00% 5.1% 7.2 % Current — % — % -1.00% (3.4) % (7.7) % % Change in Projected Baseline Net Interest Income The table presents the projected impact of a change in interest rates on the projected baseline net interest income for the 12 and 24 month periods beginning on July 1, 2022, holding all balances on the balance sheet static. This change in interest rates assumes parallel shifts in the yield curve and does not take into account changes in the slope of the yield curve.

23SECOND QUARTER 2022 EARNINGS PRESENTATION Quarterly Trend Six Months Ended (Amounts in thousands) 2Q'22 1Q'22 4Q'21 3Q'21 2Q'21 2Q'22 2Q'21 Commercial pipeline at period end $ 476,693 $ 619,547 $ 397,822 $ 368,907 $ 322,014 $ 476,693 $ 322,014 Commercial loan originations1 461,855 372,986 408,948 331,618 193,028 834,841 397,281 Residential pipeline-saleable at period end 14,700 25,745 30,102 42,847 60,585 14,700 60,585 Residential loans-sold 42,666 51,222 69,224 95,136 120,099 93,888 258,436 Residential pipeline-portfolio at period end 53,092 87,950 25,589 35,387 54,132 53,092 54,132 Residential loans-retained2 102,996 175,457 49,065 250,820 118,126 278,453 164,746 Consumer pipeline at period end 75,532 61,613 29,739 30,980 31,748 75,532 31,748 Consumer originations 126,479 79,010 72,626 66,400 63,702 205,489 110,447 PPP originations — — — — 23,529 — 256,007 Total Pipelines at Period End $ 620,017 $ 794,855 $ 483,252 $ 478,121 $ 468,479 $ 620,017 $ 468,479 Total Originations $ 733,996 $ 678,675 $ 599,863 $ 743,974 $ 518,484 $ 1,412,671 $ 1,186,917 1Includes purchases of $19.3 million in 4Q’21 and $17.1 million in 3Q’21. 2Includes purchases of $111.3 million in 1Q’22, $180.8 million in 3Q'21 and $38.4 million in 2Q’21. Loan Production and Pipeline Trend

24SECOND QUARTER 2022 EARNINGS PRESENTATION Successful online and mobile upgrade deliver an improved customer experience 15K+ reduction of inbound calls to telephone support center for routine password changes or balance checks Personal Financial Management (PFM) users Seacoast Bank successfully upgraded its online and mobile banking platform in Q1 for consumers, small businesses, and commercial customers. New features and functionality enabled by best-in-class technology now deliver an improved user experience consistent across devices. Migrated over 100,000+ end users Drive adoption of new features with the goal of improving customer satisfaction 10 new features, 400+ functions in total Dramatic Improvements in Customer Experience Customers opting in to account aggregation features linked accounts with over $180 million in balances: prior P2P provider vs.10x Zelle® volume20%

25SECOND QUARTER 2022 EARNINGS PRESENTATION Transaction Value • $168.3 million fully diluted, $36.65 per Apollo Bancshares, Inc. common share1 Consideration • Apollo Bancshares, Inc. shareholders will receive 1.006529 shares of Seacoast common stock per share • Apollo Bank minority interest shareholders will receive 1.195651 shares of Seacoast common stock per share • Options are rolled over into Seacoast options based on an exchange ratio of 1.006529 Closing • Expected early fourth quarter 2022 Required Approvals • Regulatory authorities (approvals received) • Apollo Bancshares, Inc. and Apollo Bank shareholders Additional Details and Assumptions • Apollo shareholders to own approximately 6.9% of Seacoast following the transaction • Approximately 39% cost savings (100% realized in 2023 and thereafter) • Estimated core deposit intangibles of 1.75% amortized using straight-line method over 6 years • 2.40% / $16.4 million gross pre-tax credit mark on the loan portfolio • Pre-tax negative interest rate mark on securities portfolio of ~$8.2 million, amortized over the expected life of the portfolio. Apollo’s existing accumulated other comprehensive income on its balance sheet is included in this interest rate mark • Other rate and fair value marks of a combined net ~$2.8 million of pre-tax purchase accounting marks representing a positive impact on equity at closing 1Based on Seacoast closing price of $35.48 on March 28, 2022 and based on a blended exchange ratio of 1.0328x Seacoast shares Source: S&P Capital IQ Pro Apollo Bancshares, Inc. Transaction Summary

26SECOND QUARTER 2022 EARNINGS PRESENTATION Transaction Value • $173.2 million fully diluted, $1,751.96 per Drummond Banking Company common share1 Consideration • Drummond Banking Company shareholders will receive 51.9561 shares of Seacoast common stock per share • Drummond Banking Company does not have any options outstanding Closing • Expected early fourth quarter 2022 Required Approvals • Regulatory authorities • Drummond Banking Company shareholders Additional Details and Assumptions • Drummond shareholders to own approximately 7.7% of Seacoast following the transaction • Approximately 40% cost savings (96% realized in 2023; 100% realized in 2024 and thereafter) • Estimated core deposit intangibles of 1.75% amortized using straight-line method over 6 years • 2.47% / $13.3 million gross pre-tax credit mark on the loan portfolio • Mark-down on AFS securities portfolio of $27.9 million (which is inclusive of AOCI on Drummond’s balance sheet at March 31, 2022) • Insurance Customer list intangible of $4.0 million, amortized over 10 years • Financial Services Customer list intangible of $1.4 million, amortized over 10 years • Other rate and fair value marks of a combined net ~$5.0 million of pre-tax purchase accounting marks representing a positive impact on equity at closing 1Based on Seacoast closing price of $33.72 on May 3, 2022 Source: S&P Capital IQ Pro Drummond Banking Company Transaction Summary

27SECOND QUARTER 2022 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'22	1Q'22	4Q'21	3Q'21	2Q'21	Six Months Ended 2Q'22	Six Months Ended 2Q'21
Net Income	**$ 32,755**	**$ 20,588**	**$ 36,330**	**$ 22,944**	**$ 31,410**	**$ 53,343**	**$ 65,129**
Total noninterest income	16,964	15,373	18,706	19,028	15,322	32,337	32,993
Securities losses/(gains), net	300	452	379	30	55	752	169
Gain on sale of domain name (included in other income)	—	—	(755)	—	—	—	—
Total Adjustments to Noninterest Income	300	452	(376)	30	55	752	169
Total Adjusted Noninterest Income	**17,264**	**15,825**	**18,330**	**19,058**	**15,377**	**33,089**	**33,162**
Total noninterest expense	56,148	58,917	50,263	55,268	45,784	115,065	91,904
Merger related charges	(3,039)	(6,692)	(482)	(6,281)	(509)	(9,731)	(1,090)
Amortization of intangibles	(1,446)	(1,446)	(1,304)	(1,306)	(1,212)	(2,892)	(2,423)
Branch reductions and other expense initiatives	—	(74)	(168)	(870)	(663)	(74)	(1,112)
Total Adjustments to Noninterest Expense	(4,485)	(8,212)	(1,954)	(8,457)	(2,384)	(12,697)	(4,625)
Total Adjusted Noninterest Expense	**51,663**	**50,705**	**48,309**	**46,811**	**43,400**	**102,368**	**87,279**
Income Taxes	8,886	5,834	8,344	7,049	8,785	14,720	18,942
Tax effect of adjustments	1,213	2,196	280	2,081	598	3,409	1,175
Effect of change in corporate tax rate on deferred tax assets	—	—	774	—	—	—	—
Total Adjustments to Income Taxes	1,213	2,196	1,054	2,081	598	3,409	1,175
Adjusted Income Taxes	10,099	8,030	9,398	9,130	9,383	18,129	20,117
Adjusted Net Income	**$ 36,327**	**$ 27,056**	**$ 36,854**	**$ 29,350**	**$ 33,251**	**$ 63,383**	**$ 68,748**
Earnings per diluted share, as reported	$ 0.53	$ 0.33	$ 0.62	$ 0.40	$ 0.56	$ 0.86	$ 1.17
Adjusted Earnings per Diluted Share	**0.59**	**0.44**	**0.62**	**0.51**	**0.59**	**1.03**	**1.23**
Average diluted shares outstanding	61,923	61,704	59,016	57,645	55,901	61,818	55,827

SeacoastBank SECOND QUARTER 2022 EARNINGS PRESENTATION 28

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'22	1Q'22	4Q'21	3Q'21	2Q'21	Six Months Ended 2Q'22	2Q'21
Adjusted Noninterest Expense	$ 51,663	$ 50,705	$ 48,309	$ 46,811	$ 43,400	$ 102,368	$ 87,279
Foreclosed property expense and net (loss)/gain on sale	968	164	175	(66)	90	1,132	155
Provision for unfunded commitments	—	(142)	—	(133)	—	(142)	—
Net Adjusted Noninterest Expense	**$ 52,631**	**$ 50,727**	**$ 48,484**	**$ 46,612**	**$ 43,490**	**$ 103,358**	**$ 87,434**
Revenue	$ 98,611	$ 91,895	$ 90,995	$ 90,352	$ 81,124	$ 190,506	$ 165,405
Total Adjustments to Revenue	300	452	(376)	30	55	752	169
Impact of FTE adjustment	117	117	123	131	131	234	262
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 99,028**	**$ 92,464**	**$ 90,742**	**$ 90,513**	**$ 81,310**	**$ 191,492**	**$ 165,836**
Adjusted Efficiency Ratio	**53.15 %**	**54.86 %**	**53.43 %**	**51.50 %**	**53.49 %**	**53.97 %**	**52.72 %**
Net Interest Income	$ 81,647	$ 76,522	$ 72,289	$ 71,324	$ 65,802	$ 158,169	$ 132,412
Impact of FTE adjustment	117	117	123	131	131	234	262
Net Interest Income including FTE adjustment	**$ 81,764**	**$ 76,639**	**$ 72,412**	**$ 71,455**	**$ 65,933**	**$ 158,403**	**$ 132,674**
Total noninterest income	16,964	15,373	18,706	19,028	15,322	32,337	32,993
Total noninterest expense	56,148	58,917	50,263	55,268	45,784	115,065	91,904
Pre-Tax Pre-Provision Earnings	**$ 42,580**	**$ 33,095**	**$ 40,855**	**$ 35,215**	**$ 35,471**	**$ 75,675**	**$ 73,763**
Total Adjustments to Noninterest Income	300	452	(376)	30	55	752	169
Total Adjustments to Noninterest Expense	(3,517)	(8,190)	(1,779)	(8,656)	(2,294)	(11,707)	(4,470)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 46,397**	**$ 41,737**	**$ 42,258**	**$ 43,901**	**$ 37,820**	**$ 88,134**	**$ 78,402**
Average Assets	$ 10,840,518	$ 10,628,516	$ 10,061,382	$ 9,753,734	$ 9,025,846	$ 10,735,102	$ 8,757,093
Less average goodwill and intangible assets	(307,411)	(304,321)	(267,692)	(254,980)	(235,964)	(305,875)	(236,640)
Average Tangible Assets	**$ 10,533,107**	**$ 10,324,195**	**$ 9,793,690**	**$ 9,498,754**	**$ 8,789,882**	**$ 10,429,227**	**$ 8,520,453**

SeacoastBank SECOND QUARTER 2022 EARNINGS PRESENTATION 29

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'22	1Q'22	4Q'21	3Q'21	2Q'21	Six Months Ended 2Q'22	2Q'21
Return on Average Assets (ROA)	1.21 %	0.79 %	1.43 %	0.93 %	1.40 %	1.00 %	1.50 %
Impact of removing average intangible assets and related amortization	0.08	0.06	0.08	0.07	0.08	0.07	0.08
Return on Average Tangible Assets (ROTA)	1.29	0.85	1.51	1.00	1.48	1.07	1.58
Impact of other adjustments for Adjusted Net Income	0.09	0.21	(0.02)	0.23	0.04	0.16	0.05
Adjusted Return on Average Tangible Assets	**1.38**	**1.06**	**1.49**	**1.23**	**1.52**	**1.23**	**1.63**
Average Shareholders' Equity	$ 1,350,568	$ 1,400,535	$ 1,303,686	$ 1,248,547	$ 1,170,395	$ 1,375,413	$ 1,153,499
Less average goodwill and intangible assets	(307,411)	(304,321)	(267,692)	(254,980)	(235,964)	(305,875)	(236,640)
Average Tangible Equity	**$ 1,043,157**	**$ 1,096,214**	**$ 1,035,994**	**$ 993,567**	**$ 934,431**	**$ 1,069,538**	**$ 916,859**
Return on Average Shareholders' Equity	9.73 %	5.96 %	11.06 %	7.29 %	10.76 %	7.82 %	11.39 %
Impact of removing average intangible assets and related amortization	3.28	2.06	3.23	2.27	3.12	2.64	3.34
Return on Average Tangible Common Equity (ROTCE)	13.01	8.02	14.29	9.56	13.88	10.46	14.73
Impact of other adjustments for Adjusted Net Income	0.96	1.99	(0.18)	2.16	0.39	1.49	0.39
Adjusted Return on Average Tangible Common Equity	**13.97**	**10.01**	**14.11**	**11.72**	**14.27**	**11.95**	**15.12**
Loan Interest Income[1]	$ 69,388	$ 67,198	$ 64,487	$ 64,517	$ 60,440	$ 136,586	$ 122,830
Accretion on acquired loans	(2,720)	(3,717)	(3,520)	(3,483)	(2,886)	(6,437)	(5,754)
Interest and fees on PPP loans	(741)	(1,523)	(3,352)	(5,917)	(5,127)	(2,264)	(12,013)
Loan interest income excluding PPP and accretion on acquired loans	**$ 65,927**	**$ 61,958**	**$ 57,615**	**$ 55,117**	**$ 52,427**	**$ 127,885**	**$ 105,063**
Yield on Loans[1]	4.29 %	4.30 %	4.31 %	4.49 %	4.33 %	4.30 %	4.36 %
Impact of accretion on acquired loans	(0.16)	(0.24)	(0.24)	(0.24)	(0.21)	(0.21)	(0.20)
Impact of PPP loans	(0.03)	(0.06)	(0.13)	(0.22)	0.01	(0.04)	(0.02)
Yield on loans excluding PPP and accretion on acquired loans	**4.10 %**	**4.00 %**	**3.94 %**	**4.03 %**	**4.13 %**	**4.05 %**	**4.14 %**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank SECOND QUARTER 2022 EARNINGS PRESENTATION 30

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'22	1Q'22	4Q'21	3Q'21	2Q'21	Six Months Ended 2Q'22	2Q'21
Net Interest income[1]	$ 81,764	$ 76,639	$ 72,412	$ 71,455	$ 65,933	$ 158,403	$ 132,674
Accretion on acquired loans	(2,720)	(3,717)	(3,520)	(3,483)	(2,886)	(6,437)	(5,754)
Interest and fees on PPP loans	(741)	(1,523)	(3,352)	(5,917)	(5,127)	(2,264)	(12,013)
Net interest income excluding PPP and accretion on acquired loans	**$ 78,303**	**$ 71,399**	**$ 65,540**	**$ 62,055**	**$ 57,920**	**$ 149,702**	**$ 114,907**
Net Interest Margin[1]	3.38 %	3.25 %	3.16 %	3.22 %	3.23 %	3.32 %	3.37 %
Impact of accretion on acquired loans	(0.12)	(0.15)	(0.15)	(0.15)	(0.14)	(0.14)	(0.15)
Impact of PPP loans	(0.02)	(0.05)	(0.10)	(0.18)	(0.06)	(0.03)	(0.08)
Net interest margin excluding PPP and accretion on acquired loans	**3.24 %**	**3.05 %**	**2.91 %**	**2.89 %**	**3.03 %**	**3.15 %**	**3.14 %**
Security Interest Income[1]	$ 12,562	$ 10,218	$ 8,750	$ 7,956	$ 6,745	$ 22,780	$ 13,230
Tax equivalent adjustment on securities	(36)	(37)	(37)	(38)	(39)	(73)	(78)
Security interest income excluding tax equivalent adjustment	**$ 12,526**	**$ 10,181**	**$ 8,713**	**$ 7,918**	**$ 6,706**	**$ 22,707**	**$ 13,152**
Loan Interest Income[1]	$ 69,388	$ 67,198	$ 64,487	$ 64,517	$ 60,440	$ 136,586	$ 122,830
Tax equivalent adjustment on loans	(81)	(80)	(86)	(93)	(92)	(161)	(184)
Loan interest income excluding tax equivalent adjustment	**$ 69,307**	**$ 67,118**	**$ 64,401**	**$ 64,424**	**$ 60,348**	**$ 136,425**	**$ 122,646**
Net Interest Income[1]	$ 81,764	$ 76,639	$ 72,412	$ 71,455	$ 65,933	$ 158,403	$ 132,674
Tax equivalent adjustment on securities	(36)	(37)	(37)	(38)	(39)	(73)	(78)
Tax equivalent adjustment on loans	(81)	(80)	(86)	(93)	(92)	(161)	(184)
Net interest income excluding tax equivalent adjustment	**$ 81,647**	**$ 76,522**	**$ 72,289**	**$ 71,324**	**$ 65,802**	**$ 158,169**	**$ 132,412**

[1]*On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

SeacoastBank SECOND QUARTER 2022 EARNINGS PRESENTATION 31